EXHIBIT 99.1

Retail Opportunity Investments Corp. Reports Strong Third Quarter 2013 Results

SAN DIEGO, Oct. 31, 2013 (GLOBE NEWSWIRE) -- Retail Opportunity Investments Corp. (Nasdaq:ROIC) announced today financial and operating results for the three months ended September 30, 2013.

HIGHLIGHTS

  Net income of $25.3 million, or $0.34 per diluted share for 3Q'13
  Funds From Operation (FFO) of $35.4 million, or $0.48 per diluted share(1) for 3Q'13
  $153.7 million of shopping center acquisitions completed in 3Q'13 ($368.0 million YTD)
  5.6% increase in same-center cash net operating income (3Q'13 vs. 3Q'12)
  95.3% portfolio occupancy at September 30, 2013
  33.0% debt-to-total market capitalization ratio at September 30, 2013
  4.5 times interest coverage ratio for 3Q'13
  Extends, expands & lowers borrowing costs of unsecured debt facilities
  87.3% of the company's total outstanding warrants retired to date
  Quarterly cash dividend of $0.15 per share of common stock declared

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(1) A reconciliation of GAAP net income to FFO is provided at the end of this press release.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, "2013 is shaping up to be one of the strongest years on record for the company, as we continue to advance our business across all fronts. Thus far in 2013, we have acquired $368 million of grocery-anchored shopping centers, enhancing our presence in each of our core West Coast markets. We are also capitalizing on the strong demand for space across our portfolio. During the third quarter we increased our overall portfolio occupancy to a high of 95.3% and achieved a solid, 5.6% increase in same-center cash NOI. Additionally, in light of being awarded investment grade ratings earlier this year, we recently expanded, extended and lowered the borrowing costs on our unsecured debt facilities." Tanz added, "Looking ahead, we are excited about finishing the year strong and look forward to continuing to take our business to new heights in 2014."

FINANCIAL SUMMARY

For the three months ended September 30, 2013, net income attributable to common stockholders was $25.3 million, or $0.34 per diluted share. FFO for the third quarter of 2013 was $35.4 million, or $0.48 per diluted share. Included in net income and FFO is a one-time, non-cash GAAP gain-on-consolidation of $20.4 million recorded in the third quarter as a result of ROIC's acquisition of the remaining 51% joint venture interest in Crossroads Shopping Center. Prior to the third quarter, ROIC held a 49% unconsolidated joint venture interest in Crossroads. For the nine months ended September 30, 2013, net income was $30.0 million, or $0.44 per diluted share. FFO for the first nine months of 2013 was $59.6 million, or $0.87 per diluted share. ROIC reports FFO as a supplemental performance measure. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

At September 30, 2013, ROIC had a total market capitalization of $1.52 billion with $501.7 million of debt outstanding, equating to a 33.0% debt-to-total market capitalization ratio. ROIC's debt outstanding was comprised of $126.9 million of mortgage debt and $374.8 million of unsecured debt, including $174.8 million outstanding on its unsecured credit facility. For the three months ended September 30, 2013, ROIC's interest coverage ratio was 4.5 times.

In September 2013, ROIC amended its unsecured revolving credit facility, modifying certain key terms, including: (1) increasing the borrowing capacity from $200 million to $350 million; (2) increasing the accordion feature, allowing the company to expand the borrowing capacity of the facility by another $350 million, subject to commitments and other conditions; (3) extending the maturity date to September 2017; and (4) lowering the interest rate spread to 110 basis points over LIBOR.

INVESTMENT SUMMARY

During the third quarter 2013, ROIC acquired three grocery-anchored shopping centers in separate transactions, totaling $153.7 million. Subsequent to the third quarter, ROIC acquired one grocery-anchored shopping center for $32.5 million. Year-to-date, ROIC has acquired 10 grocery-anchored shopping centers in separate transactions, totaling $368.0 million.

Robinwood Shopping Center

In August 2013, ROIC acquired Robinwood Shopping Center for $14.2 million. The shopping center is approximately 71,000 square feet and is anchored by a new WalMart Neighborhood Market. The property is located in West Linn, Oregon, within the Portland metropolitan area and is currently 95.6% leased.

Crossroads Shopping Center

In September 2013, ROIC acquired the remaining 51% interest in Crossroads Shopping Center for $87.1 million. ROIC had previously acquired a 49% interest in the property in December 2010. The shopping center is approximately 464,000 square feet and is anchored by Kroger (QFC) Supermarket, Sports Authority and Bed, Bath & Beyond. Crossroads is located in Bellevue, Washington, within the Seattle metropolitan area and is currently 99.5% leased. ROIC funded its acquisition of the remaining 51% interest through the assumption of an existing $49.6 million mortgage and the issuance of $37.5 million in ROIC common equity to the prior 51% owner in Crossroads, in the form of approximately 2.6 million operating partnership units, based on a value of $14.25 per unit.

Five Points Plaza

In September 2013, ROIC acquired Five Points Plaza for $52.4 million. The shopping center is approximately 161,000 square feet and is anchored by Trader Joe's. The property is located in Huntington Beach, California, in the heart of Orange County and is currently 100% leased. ROIC funded the acquisition in part with the issuance of $8.8 million in ROIC common equity in the form of approximately 0.7 million operating partnership units, based on a value of $13.57 per unit.

Peninsula Marketplace

In October 2013, ROIC acquired Peninsula Marketplace for $32.5 million. The shopping center is approximately 95,000 square feet and is anchored by Kroger (Ralphs) Supermarket and CVS Pharmacy. The property is located in Huntington Beach, California, in the heart of Orange County and is currently 100% leased.

CASH DIVIDEND

On September 30, 2013, ROIC distributed a $0.15 per share cash dividend. On October 30, 2013, ROIC's board of directors declared a cash dividend on its common stock of $0.15 per share, payable on December 30, 2013 to stockholders of record on December 16, 2013.

WARRANT UPDATE

To date, 87.3% of ROIC's total outstanding warrants have been retired, including: 18.6 million warrants exercised, including 0.2 million exercised during the third quarter 2013, providing ROIC with $222.8 million of proceeds; 16.6 million warrants repurchased by ROIC, including 0.7 million repurchased during the third quarter, for an aggregate purchase price of $32.8 million; and all 8.0 million founders' warrants exercised on a cashless basis in February 2013. ROIC currently has 6.3 million warrants outstanding, scheduled to expire in October 2014.

2013 FFO GUIDANCE

Based on ROIC's actual results for the first nine months of 2013, and taking into account the warrants retired to date, ROIC currently estimates FFO for the full year 2013 will be within the range of $1.03 to $1.05 per diluted share and net income will be within the range of $0.47 to $0.49 per diluted share. ROIC's guidance does not incorporate any assumption regarding its remaining outstanding warrants. ROIC's management will discuss the company's guidance on its October 31, 2013 conference call.

CONFERENCE CALL

ROIC will conduct a conference call and audio webcast to discuss its quarterly results on October 31, 2013 at 12:00 p.m. Eastern Time. Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 44426623. A live webcast will also be available in listen-only mode at: www.roireit.net. The conference call will be recorded and available for replay beginning at 4:00 p.m. Eastern Time on October 31, 2013 and will be available until 11:59 p.m. Eastern Time on November 7, 2013. To access the conference call recording, dial (855) 859-2056 (domestic), (404) 537-3406 (international) and use the Conference ID: 44426623. The conference call will also be archived at: www.roireit.net for approximately 90 days.

ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.

Retail Opportunity Investments Corp. (Nasdaq:ROIC) is a fully integrated, self-managed real estate investment trust.  ROIC specializes in the acquisition, ownership and management of necessity-based community and neighborhood shopping centers, anchored by national or regional supermarkets and drugstores.  As of September 30, 2013, ROIC owned 51 shopping centers encompassing approximately 5.5 million square feet. Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements.   Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheet

	September 30, 2013 (unaudited)	December 31, 2012
ASSETS
Real Estate Investments:
Land	$ 374,112,312	$ 283,445,257
Building and improvements	886,635,954	588,248,338
	1,260,748,266	871,693,595
Less: accumulated depreciation	49,725,821	32,364,772
	1,211,022,445	839,328,823
Mortgage note receivable	—	10,000,000
Investment in and advances to unconsolidated joint venture	—	15,295,223
Real Estate Investments, net	1,211,022,445	864,624,046
Cash and cash equivalents	9,834,336	4,692,230
Restricted cash	1,977,552	1,700,692
Tenant and other receivables	16,665,091	12,455,190
Deposits	1,000,000	2,000,000
Acquired lease intangible assets, net of accumulated amortization	44,206,512	41,230,616
Prepaid expenses	523,510	1,245,778
Deferred charges, net of accumulated amortization	24,963,685	21,623,474
Other	2,417,373	1,339,501
Total assets	$ 1,312,610,504	$ 950,911,527

LIABILITIES AND EQUITY
Liabilities:
Term loan	$ 200,000,000	$ 200,000,000
Credit facility	174,750,000	119,000,000
Mortgage notes payable	126,910,642	72,689,842
Acquired lease intangible liabilities, net of accumulated amortization	58,436,655	57,371,803
Accounts payable and accrued expenses	13,273,033	6,468,580
Tenants' security deposits	3,242,511	2,336,680
Other liabilities	16,580,673	26,502,551
Total liabilities	593,193,514	484,369,456
	—	—
Commitments and contingencies

Equity:
Preferred stock, $.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.0001 par value 500,000,000 shares authorized; and 72,062,585 and 52,596,754 shares issued and outstanding at September 30, 2013 and December 31, 2012	7,200	5,260
Additional paid-in-capital	738,388,691	523,540,268
Dividends in excess of earnings	(40,496,143)	(38,851,234)
Accumulated other comprehensive loss	(9,953,654)	(18,154,612)
Total Retail Opportunity Investments Corp. stockholders' equity	687,946,094	466,539,682
Non-controlling interests	31,470,896	2,389
Total equity	719,416,990	466,542,071
Total liabilities and equity	$ 1,312,610,504	$ 950,911,527

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statement of Operations
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012
Revenues
Base rents	$ 20,686,688	$ 15,196,646	$ 60,197,590	$ 42,734,688
Recoveries from tenants	5,330,339	3,343,541	15,549,716	9,427,763
Mortgage interest	204,961	189,995	617,217	901,645
Other income	925,454	159,092	1,229,575	591,234
Total revenues	27,147,442	18,889,274	77,594,098	53,655,330

Operating expenses
Property operating	4,963,809	3,072,670	13,204,316	9,324,140
Property taxes	2,795,468	1,781,639	7,893,452	5,115,361
Depreciation and amortization	9,755,321	7,070,557	27,813,157	20,737,917
General and administrative expenses	2,526,312	3,699,852	8,175,994	8,716,378
Acquisition transaction costs	641,224	194,191	1,569,592	947,404
Total operating expenses	20,682,134	15,818,909	58,656,511	44,841,200

Operating income	6,465,308	3,070,365	18,937,587	8,814,130
Non-operating income (expenses)
Interest expense and other finance expenses	(3,703,556)	(3,094,023)	(10,974,103)	(8,144,879)
Gain on consolidation of joint venture	20,381,849	2,144,696	20,381,849	2,144,696
Gain on bargain purchase	—	—	—	3,864,145
Equity in earnings from unconsolidated joint ventures	2,118,501	497,311	2,389,937	1,481,132
Interest income	189	419	1,448	11,280
Income from continuing operations	25,262,291	2,618,768	30,736,718	8,170,504
Loss from discontinued operations	—	—	(713,529)	—
Net Income Attributable to Retail Opportunity Investments Corp.	$ 25,262,291	$ 2,618,768	$ 30,023,189	$ 8,170,504

Net income per share - basic:
Income from continuing operations	$ 0.35	$ 0.05	$ 0.47	$ 0.16
Loss from discontinued operations	—	—	(0.01)	—
Net income per share	$ 0.35	$ 0.05	$ 0.46	$ 0.16

Net income per share - diluted:
Income from continuing operations	$ 0.34	$ 0.05	$ 0.45	$ 0.16
Loss from discontinued operations	—	—	(0.01)	—
Net income per share	$ 0.34	$ 0.05	$ 0.44	$ 0.16

Dividends per common share	$ 0.15	$ 0.14	$ 0.45	$ 0.39

CALCULATION OF FUNDS FROM OPERATIONS
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

Net income for period	$ 25,262,291	$ 2,618,768	$ 30,023,189	$ 8,170,504
Plus: Real property depreciation	5,099,480	3,358,925	14,016,786	9,637,979
Amortization of tenant improvements and allowances	1,280,784	964,039	3,668,635	2,824,173
Amortization of deferred leasing costs	3,375,057	2,747,593	10,127,736	8,275,765
Depreciation and amortization attributable to unconsolidated joint ventures	354,431	513,285	1,059,761	1,725,522
Loss from discontinued operations	—	—	713,529	—
Funds from operations	$ 35,372,043	$ 10,202,610	$ 59,609,636	$ 30,633,943
CONTACT: Ashley Bulot, Investor Relations
         858-255-4913
         abulot@roireit.net